                                                                     Exhibit 4.5
                                                                     -----------



                             TRUST SUPPLEMENT NO. 8
                           DATED AS OF APRIL 13, 2000
                                       TO
                               PASS THROUGH TRUST
                                   AGREEMENT
                           DATED AS OF AUGUST 1, 1992


                               ----------------


                             GATX RAIL CORPORATION
                                      AND
                            BANK ONE, NA, as Trustee


                               ----------------


                             GATX RAIL CORPORATION
                           2000-1 PASS THROUGH TRUST
                    SERIES 2000-1 PASS THROUGH CERTIFICATES

                                TRUST SUPPLEMENT

                           DATED AS OF APRIL 13, 2000


                    SERIES 2000-1 PASS THROUGH CERTIFICATES



                               Table of Contents

SECTION                           HEADING                                   PAGE

ARTICLE I THE CERTIFICATES.....................................................2
     Section 1.01. The Certificates


ARTICLE II DEFINITIONS.........................................................4
     Section 2.01. Definitions


ARTICLE III THE TRUSTEE........................................................4
     Section 3.01. The Trustee
     Section 3.02. Acceptance by Trustee


ARTICLE IV MISCELLANEOUS PROVISIONS............................................5
     Section 4.01. Basic Agreement Ratified
     Section 4.02. Termination of Trust
     Section 4.03. Governing Law
     Section 4.04. Execution in Counterparts

SIGNATURE......................................................................6

EXHIBIT A
EXHIBIT B
EXHIBIT C

                                TRUST SUPPLEMENT
                    SERIES 2000-1 PASS THROUGH CERTIFICATES


          This Trust Supplement No. 8, dated as of April 13, 2000 (herein called the "Trust Supplement") between GATX Rail Corporation, a New York corporation, formerly known as the General American Transportation Corporation, (the "Company"), and Bank One, NA, a national banking association, as successor to The First National Bank of Chicago, as trustee (the "Trustee"), to the Pass Through Trust Agreement dated as of August 1, 1992, as supplemented, between the Company and The First National Bank of Chicago (predecessor to the Trustee) (the "Basic Agreement").

                              W I T N E S S E T H:

          WHEREAS, the Company and the Trustee have heretofore executed and delivered the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless specified herein capitalized terms used herein without definition have the respective meanings specified heretofore in the Basic Agreement) which may be issued thereunder;

          WHEREAS, each of the two Owner Trustees, acting on behalf of an Owner Participant, will issue, on a non-recourse basis, Equipment Notes, among other things, to finance a portion of the purchase price of Equipment purchased by such Owner Trustee and leased to the Company pursuant to the related Lease;

          WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "Agreement"), the Trustee shall purchase such Equipment Notes issued by the Owner Trustees of the same tenor as the Certificates issued thereunder and shall hold such Equipment Notes in trust for the benefit of the Certificateholders;

          WHEREAS, the Trustee hereby declares the creation of this Trust for the benefit of the Certificateholders, and the initial Certificateholders as the grantors of the Trust, by their respective acceptances of the Certificates, join in the creation of this Trust with the Trustee;

          WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

          WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

          NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:

                                   ARTICLE I
                               THE CERTIFICATES



  Section 1.01. The Certificates. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "GATX Rail Corporation 2000-1 Pass Through Certificates," (hereinafter defined as the "Series 2000-1 Certificates"). Each Certificate represents a Fractional Undivided Interest in the Trust created hereby. The terms and conditions applicable to the Series 2000-1 Certificates are as follows:

  1. The aggregate principal amount of the Series 2000-1 Certificates that shall be authenticated under the Agreement (except for Series 2000-1 Certificates authenticated and delivered pursuant to Sections 3.03, 3.04 and
3.05 of the Basic Agreement) upon their initial issuance is $119,869,000.

  2.  The Cut-Off Date shall be April 28, 2000.

  3. The Regular Distribution Dates with respect to any payment of Scheduled Payments means each January 13 and July 13 commencing July 13, 2000 until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

  4.  The Scheduled Payments shall be as set forth in Exhibit C hereto.

  5. The Special Distribution Dates are as follows: with respect to the prepayment of any Equipment Note, other than pursuant to a refinancing in accordance with Section 10.2 of the related Participation Agreement, the 13th day of the month on which such prepayment is scheduled to occur pursuant to the terms of the related Indenture; with respect to the prepayment of any Equipment Note pursuant to a refinancing in accordance with Section 10.2 of the related Participation Agreement, the Refunding Date (as defined in such related Participation Agreement); and with respect to any other Special Payment relating to an Equipment Note, the earliest 13th day of a month for which it is practicable for the Trustee to give the applicable notice pursuant to Section 4.02(c) of the Basic Agreement.

  6. The Series 2000-1 Certificates shall be in the form attached hereto as Exhibit A. The Series 2000-1 Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached hereto as Exhibit B.

  7. The proceeds of the Series 2000-1 Certificates shall be used to purchase the Equipment Notes at the Original Issue Prices specified below:

                       ORIGINAL
                        ISSUE           PRINCIPAL
EQUIPMENT NOTE          PRICE            AMOUNT              MATURITY
2000-1 I                100%           $ 9,884,000       January 13, 2020
2000-1 II               100%           $22,707,000       January 13, 2020
2000-1 III              100%           $10,786,000       January 13, 2020
2000-1 IV               100%           $18,382,000       January 13, 2020
2000-2 I                100%           $ 9,222,000       January 13, 2020
2000-2 II               100%           $21,460,000       January 13, 2020
2000-2 III              100%           $10,144,000       January 13, 2020
2000-2 IV               100%           $17,284,000       January 13, 2020

  8. Each of the two Owner Trustees, acting on behalf of an Owner Participant, will issue on a non-recourse basis, the Equipment Notes, the proceeds of which shall be used, among other things, to finance a portion of the purchase price of the Equipment as set forth on Schedule 1 to the related Participation Agreement.

  9.  The related Note Documents are as follows:

      (a) With respect to GATX Rail Trust No. 2000-1:

          (i) Trust Indenture and Security Agreement (GATX Rail Trust No. 2000-1), dated as of April 3, 2000;

          (ii) Equipment Lease Agreement (GATX Rail Trust No. 2000-1), dated as of April 3, 2000;

          (iii) Participation Agreement (GATX Rail Trust No. 2000-1), dated as of April 3, 2000;

          (iv) Indenture Supplement No. I (GATX Rail Trust No. 2000-1), dated as of April 13, 2000; and

          (v) Lease Supplement No. I (GATX Rail Trust No. 2000-1), dated as of April 13, 2000.

      (b)  With respect to GATX Rail Trust No. 2000-2:

          (i) Trust Indenture and Security Agreement (GATX Rail Trust No. 2000-2), dated as of April 3, 2000;

          (ii) Equipment Lease Agreement (GATX Rail Trust No. 2000-2), dated as of April 3, 2000;

          (iii) Participation Agreement (GATX Rail Trust No. 2000-2), dated as of April 3, 2000;

          (iv) Indenture Supplement No. I (GATX Rail Trust No. 2000-2), dated as of April 13, 2000; and

          (v) Lease Supplement No. I (GATX Rail Trust No. 2000-2), dated as of April 13, 2000.

                                  ARTICLE II
                                  DEFINITIONS


  Section 2.01. Definitions. The following terms, notwithstanding the definitions therefor in the Basic Agreement, shall have the following meanings for all purposes relating to the Series 2000-1 Certificates (including hereunder and under the Basic Agreement):

                                     NONE.


                                  ARTICLE III
                                  THE TRUSTEE


  Section 3.01. The Trustee. Subject to Section 7.04 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

  Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

  Section 3.02. Acceptance by Trustee. The Trustee, upon execution and delivery of this Trust Supplement, acknowledges its acceptance of all right, title, and interest in and to the Equipment Notes described herein and acquired pursuant to
Section 2.02 of the Basic Agreement and the Participation Agreements and declares that the Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property of the Trust created hereby, for the benefit of all present and future holders of the Series 2000-1 Certificates, upon the trusts set forth herein and in the Basic Agreement. By its payment for and acceptance of each Certificate issued to it hereunder, each initial holder of the Series 2000-1 Certificates as grantor of the Trust thereby joins in the creation and declaration of the Trust created hereby.

                                  ARTICLE IV
                           MISCELLANEOUS PROVISIONS


  Section 4.01. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

  Section 4.02. Termination of Trust. The Trust created hereby shall terminate upon the distribution to all holders of the Series 2000-1 Certificates of all amounts required to be distributed to them pursuant to the Basic Agreement and this Trust Supplement and the disposition of all property held as part of the Trust Property of the Trust created hereby; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of all of the descendants of Joseph P. Kennedy, the late ambassador of the United States to Great Britain, living on the date of this Trust Supplement.

  Section 4.03. Governing Law. THIS TRUST SUPPLEMENT AND THE SERIES 2000-1 CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

  Section 4.04. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

  IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                          GATX RAIL CORPORATION
                          (f/k/a General American Transportation Corporation)


                          By:  _______________________________
                          Name:
                          Title:



                          BANK ONE, NA,
                          (successor in interest to the First National Bank of Chicago), as Trustee


                          By: _______________________________
                          Name:
                          Title:

                                                                       EXHIBIT A



                              FORM OF CERTIFICATE


  Unless this certificate is presented by an authorized representative of DTC, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                             GATX Rail Corporation
                           2000-1 PASS THROUGH TRUST
                    Series 2000-1 Pass Through Certificate
                                CUSIP 361452AA3
              Final Regular Distribution Date:  January 13, 2020

  evidencing a fractional undivided interest in a trust, the property of which includes certain Equipment Notes secured by certain railroad rolling stock leased to GATX Rail Corporation.


Certificate
No. R-1                               $119,869,000 Fractional Undivided Interest
                                         representing .00000834 of the Trust per
                                                              $1,000 face amount

  THIS CERTIFIES THAT CEDE & CO., for value received, is the registered owner of a $119,869,000 (One Hundred Nineteen Million Eight Hundred and Sixty Nine Thousand) Fractional Undivided Interest in GATX Rail Corporation 2000-1 Pass Through Trust (the "Trust") created by Bank One, NA, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement dated as of August 1, 1992 and a related Trust Supplement dated as of April 13, 2000 (collectively, the "Agreement") between the Trustee and GATX Rail Corporation, a corporation incorporated under New York law (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "Series 2000-1 Pass Through Certificates" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes certain Equipment Notes (the "Trust Property"). The Equipment Notes are secured by a security interest in railroad rolling stock leased to the Company.

  The Certificates represent fractional undivided interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Agreement for any other series of certificates issued pursuant thereto.

  Subject to and in accordance with the terms of the Agreement, from funds then available to the Trustee, there will be distributed on each January 13 and July 13 (a "Regular Distribution Date"), commencing on July 13, 2000, to the person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day. The Special Distribution Date shall be: with respect to the prepayment of any Equipment Note, other than pursuant to a refinancing in accordance with Section
10.2 of a Participation Agreement, the 13th day of the month on which such prepayment is scheduled to occur pursuant to the terms of the related Indenture; with respect to the prepayment of any Equipment Note pursuant to a refinancing in accordance with Section 10.2 of a Participation Agreement, the Refunding Date (as defined in such Participation Agreement); and with respect to any other Special Payment relating to an Equipment Note, the earliest 13th day of a month for which it is practicable for the Trustee to give the applicable notice pursuant to Section 4.02(c) of the Basic Agreement. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Holders of the Certificates.

  Distributions on this Certificate will be made by the Trustee (i) by check mailed to the person entitled thereto or (ii) prior to the time Definitive Certificates are issued by wire transfer of same-day funds to the account designated by the Certificateholder to the Trustee on or prior to the applicable Record Date, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                              GATX RAIL CORPORATION 2000-1
                              PASS THROUGH TRUST



                              By: BANK ONE, N.A,
                                  as Trustee

                              By: _______________________________
                                  Name:
                                  Title:

             [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


Dated: April 13, 2000

                              This is one of the Certificates referred to in the within-mentioned Agreement.

                              BANK ONE, NA,
                              as Trustee


                              By: _______________________________
                                  Authorized Officer

                           [REVERSE OF CERTIFICATE]


  The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

  The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 Fractional Undivided Interest and any integral multiples of $1,000 in excess thereof except that one Certificate may be in a denomination of less than $1,000. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations and like series evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the

Holder surrendering the same.

  No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

  The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

  The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

  Unless this certificate is presented by an authorized representative of The Depositary Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

                           [FORM OF TRANSFER NOTICE]


  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

  Insert Taxpayer Identification No.

  -------------------------------------------------

  -------------------------------------------------

  Please print or typewrite name and address including postal zip code of assignee

  -------------------------------------------------

  the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing

  -------------------------------------------------


  attorney to transfer said Certificate on the books of the Trust with full power of substitution in the premises.



Date:__________________

_______________________________________

  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatever.

                                                                       EXHIBIT B



                         DTC Letter of Representations

                                                                       EXHIBIT C


                               SCHEDULED PAYMENTS

                                                    Total Series 2000-1
                                                   8.10% Equipment Notes
                                                     Schedule Payments
Regular Distribution Date                               of Principal
-------------------------                          ---------------------
July 13, 2000.............................            $         0.00
January 13, 2001..........................                      0.00
July 13, 2001.............................                      0.00
January 13, 2002..........................                      0.00
July 13, 2002.............................                707,666.40
January 13, 2003..........................              2,607,805.42
July 13, 2003.............................              2,959,301.93
January 13, 2004..........................              2,965,329.84
July 13, 2004.............................              2,961,997.01
January 13, 2005..........................              2,973,274.59
July 13, 2005.............................              2,961,997.01
January 13, 2006..........................              2,965,329.84
July 13, 2006.............................              2,961,997.01
January 13, 2007..........................              2,970,579.51
July 13, 2007.............................              2,961,997.01
January 13, 2008..........................              2,965,329.84
July 13, 2008.............................              2,961,997.01
January 13, 2009..........................              3,456,076.33
July 13, 2009.............................              2,485,465.20
January 13, 2010..........................              4,789,776.16
July 13, 2010.............................              1,134,855.60
January 13, 2011..........................              5,054,444.57
July 13, 2011.............................              1,134,855.60
January 13, 2012..........................              6,565,410.58
July 13, 2012.............................                523,569.48
January 13, 2013..........................              8,017,954.98
July 13, 2013.............................                      0.00
January 13, 2014..........................              8,537,854.73
July 13, 2014.............................                      0.00
January 13, 2015..........................              9,678,265.36
July 13, 2015.............................                      0.00
January 13, 2016..........................             10,581,373.73
July 13, 2016.............................                      0.00
January 13, 2017..........................              3,255,995.43
July 13, 2017.............................                      0.00
January 13, 2018..........................                491,309.99
July 13, 2018.............................                      0.00
January 13, 2019..........................             10,989,423.27
July 13, 2019.............................                      0.00
January 13, 2020..........................              7,247,766.57